EXHIBIT 21.1


                 SUBSIDIARIES OF THE REGISTRANT
                 ------------------------------



                                                    Jurisdiction
                                                    -------------

eVentures Holdings, LLC                                Delaware
eVentures Latin America, Inc.                          Delaware
AxisTel Communications, Inc.                           Delaware
   Novo Networks Global Services, Inc.                 Delaware
   Novo Networks International Services, Inc.
Delaware
   Novo Networks Media Services, Inc.                  Delaware
   Novo Networks Metro Services (Virginia), Inc.       Delaware
   Novo Networks Metro Services, Inc.                  Delaware
   Web2Dial Communications, Inc.                       Delaware
   AxisTel Communications UK Ltd.                      United Kingdom
Novo Networks Operating Corp.                          Delaware
e.Volve Technology Group, Inc.
Nevada
Internet Global Services, Inc                          Texas
   Internet Streaming Video, Inc.                      Texas